                                                                        Exh. 99

                                  [Letterhead]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:       Hach Company and Subsidiaries
          Registration on Form S-8


Gentlemen:

We are aware that our report dated February 15, 1996 on our review of interim financial information on Hach Company and Subsidiaries for the three and nine months ended January 27, 1996, and included in this quarterly report on Form 10-Q for the quarter and nine months then ended, is incorporated by reference into the registration statements of Hach Company and Subsidiaries on Form S-8 (File No. 33-39019), Form S-8 (File No. 33-90584), and Form S-8 (File No. 33-64793).
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Section 7 and 11 of that Act.



COOPERS & LYBRAND L.L.P.


Denver, Colorado
February 15, 1996



                                      -13-